UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report July 31, 2024

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

AIM Immunotech Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted in the Company’s Current Report on Form 8-K filed with the Commission on July 15, 2024, the Company reviewed the Opinion of the Delaware Supreme Court (Kellner v. AIM ImmunoTech Inc., 2024 WL 3370273), and planned to amend its bylaws.

On July 31, 2024, the Company adopted Restated and Amended Bylaws. The Restated and Amended Bylaws revise the prior Bylaws by (i) removing or revising provisions in Section 1.4 of the prior Bylaws (the advance notice portion of the Bylaws) deemed unenforceable or invalid by the Delaware Supreme Court, (ii) revising other portions of Section 1.4 to ensure that the Company’s advance notice bylaws are otherwise appropriately tailored to further the intended procedural and informational functions of the advance notice bylaws, including in view of guidance from the Delaware Court of Chancery and Delaware Supreme Court in their opinions in the Kellner litigation, and (iii) making other conforming and clarifying changes to the prior Bylaws.

In addition, the Restated and Amended Bylaws add that, in the case of the Company’s 2024 annual meeting of stockholders, a Noticing Stockholder’s notice of nominations or proposed business shall also be considered timely if it is delivered to the Company’s Secretary at the principal executive offices of the Company not later than the Close of Business on September 13, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

3.1(ii)	Restated and Amended Bylaws (July 31, 2024).*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM ImmunoTech Inc.

Date: July 31, 2024	By	/s/ Thomas K. Equels
Thomas K. Equels, CEO